Exhibit 24
POWER OF ATTORNEY WITH RESPECT TO REGISTRATION
STATEMENT OF FORD MOTOR CREDIT COMPANY
RELATING TO THE COMPANY’S OFFER TO EXCHANGE
AND SOLICITATION OF CONSENTS RELATING TO CERTAIN DEBT
SECURITIES OF THE HERTZ CORPORATION (THE “EXCHANGE OFFER”)
     KNOW ALL MEN BY THESE PRESENTS that we, the undersigned officers and directors of FORD MOTOR CREDIT COMPANY (the “Company”), hereby severally constitute and appoint Peter J. Sherry, Jr., Louis J. Ghilardi, Stacy P. Thomas, and Corey M. MacGillivray, and each of them acting alone, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any registration statement to be filed by the Company in connection with the Exchange Offer, and any and all amendments (including post-effective amendments) to such registration statement (or any other registration statement for the same offering) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Any one of said attorneys and agents shall have, and may exercise, all the powers hereby conferred.
IN WITNESS WHEREOF, the undersigned has signed his/her name hereto as of the 15th day of September, 2005.

/s/ Michael E. Bannister Michael E. Bannister	/s/ John T. Noone John T. Noone

/s/ Terry D. Chenault Terry D. Chenault	/s/ Ann Marie Petach Ann Marie Petach

/s/ David P. Cosper David P. Cosper	/s/ Richard C. Van Leeuwen Richard C. Van Leeuwen

/s/ James C. Gouin James C. Gouin	/s/ A. J. Wagner A. J. Wagner

/s/ Donat R. Leclair Donat R. Leclair